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[LOGO]                                                              Exhibit 5(d)

Lamson, Dugan & Murray, LLP
Lamson, Dugan & Murray Building
10306 Regency Parkway Dr.
Omaha, Nebraska  68114
P: 402-397-7300
F: 402-397-7824
ldmlaw.com

                                                      April 10, 2015

Lincoln Benefit Life Company
1221 "N" Street, Suite 200
Lincoln, NE  68508

     Re: Form S-1 Registration Statement of Securities Act of 1933 Consultant II Variable Annuity

Ladies and Gentlemen:

     We have acted as special Nebraska counsel to Lincoln Benefit Life Company, a stock life insurance company domiciled in the State of Nebraska (the "Company"), in connection with the Form S-1 Registration Statement (the "Registration Statement") filed by the Company for the Consultant II Variable Annuity (the "Contract"). Capitalized terms used herein without definition shall have the meaning specified in the Registration Statement.

     For purposes of rendering this opinion, we have examined the following:

     a.   the Registration Statement,

     b.   the Contract, and

     c. such other corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons as we have deemed necessary or appropriate for purposes of this opinion.

     We have not conducted any investigation, examination or inquiry of factual matters in rendering the opinions set forth below other than the document examination described herein and our opinion is qualified in all respects by the scope of such document examination.

     In rendering the opinions expressed herein, we have assumed, and express no opinion and to (i) the authenticity and completeness of all documents submitted to us, (ii) the genuineness of all signatures on all documents submitted to us that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies,
(iv) the legal capacity of all natural persons executing documents.

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Lincoln Benefit Life Company
April 10, 2015
Page 2

     We have assumed there was not any fraud, misrepresentation, omission or deceit by any person in connection with the negotiation and execution, delivery and performance of the Contract. We have also assumed the absence of any mutual mistake of fact or misunderstanding, duress or undue influence in the negotiation, execution or delivery of the Contract. We have further assumed there are not any agreements or understandings, written or oral, between or among the Company and another party to the Contract or any waiver of a right or remedy or usage of trade or course of prior dealings among the parties that would define, alter, supplement or qualify the terms of the Contract.

     On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations, qualifications, caveats and exceptions set forth below, we are of the opinion that:

     1. The Company is duly organized and existing under the laws of the State of Nebraska and has been duly authorized to do business and to issue the Contract by the Director of Insurance of the State of Nebraska.

     2. The Contract registered by the above Registration Statement when issued will be a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms to the extent, if any, the validity and binding effect and enforceability is governed by the laws of the State of Nebraska.

     Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors' rights or remedies generally, (ii) general equitable principles, whether considered in a proceedings in equity or law, (iii) concepts of good faith, diligence, reasonableness and fair dealing and standards of materiality, (iv) possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Nebraska, as currently in effect, in each case that in our experience are normally applicable to transactions of the type contemplated by the Contract without regard to the particular nature of the business conducted by the Company. We express no opinion with respect to federal securities laws or regulations.

     We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of our firm name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                              Very truly yours,

                                              LAMSON, DUGAN & MURRAY, LLP

                                              Lawrence F. Harr
                                              FOR THE FIRM